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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                         FRAMINGHAM DEVELOPMENT COMPANY


It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is FRAMINGHAM DEVELOPMENT COMPANY.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article First and by substituting in lieu of said Article the following new Article:

     The name of the corporation (hereinafter called the "corporation") is ATC Diagnostics Inc.

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



                                    /s/ R. Carr
                                   -----------------------------
                                   R. C. Carr, Vice President



          The undersigned Assistant Secretary of the Company hereby certifies that the above signature is the true and correct signature of the Vice President of the Company as of March 30, 1994.


                                   /s/ T.W. Tolpin
                                   -----------------------------
                                   T.W. Tolpin